                                  Exhibit 11.1

               Statement Re: Computation of Loss per Common Share
                                                                                                                       January 7,
                                                                                                                      1993 (date of
                                                                                                                       inception)
                                                                                  Years ended December 31,              through
                                                                         -----------------------------------------     December 31,
                                                                            1994           1995           1996            1996
                                                                         -----------    -----------    -----------    -----------

      Weighted average shares outstanding                                  2,250,000      2,245,284      2,282,603      2,256,864

      SAB No. 83 -
           For common stock sold at prices less than the initial
               offering price during the 12 months preceding the
               initial public offering using the treasury stock method       300,000        300,000        150,764        262,610

           For stock options and warrants granted at exercise
               prices less than the initial offering price during
               the 12 months preceding the initial public offering
               using the treasury stock method                                96,917         96,917         96,917         96,917
                                                                         -----------    -----------    -----------    -----------

                                                                           2,646,917      2,642,201      2,530,284      2,616,391
                                                                         ===========    ===========    ===========    ===========

      Net loss                                                           $   (11,285)   $   (86,386)   $  (823,488)   $  (951,755)
                                                                         ===========    ===========    ===========    ===========

      Loss per common share                                              $         -    $      (.03)   $      (.33)   $      (.36)
                                                                         ===========    ===========    ===========    ===========
